                                                                   EXHIBIT 10.13

                             LEASE MASTER AGREEMENT
                            Dated ____________, 1997

                                  - between -

                           1.  ING LEASE (UK) LIMITED

                                    - and -


                       2.  INDEPENDENT ENERPY UK LIMITED



                                  WILDE SAPTE

                                     London

                               TABLE OF CONTENTS


Clause Heading                                           Page No.

      1.   INTRODUCTORY...............................          1
      2.   DEFINITIONS................................          1
      3.   CONDITIONS PRECEDENT.......................          3
      4.   LEASING OF THE EQUIPMENT...................          3
      5.   DELIVERY AND ACCEPTANCE OF THE EQUIPMENT...          3
      6.   TERM.......................................          3
      7.   RENTAL AND OTHER CHARGES...................          4
      8.   RENTAL ADJUSTMENT..........................          5
      9.   EXCLUSION OF LESSOR'S LIABILITY............          6
     10.   CONDITIONS OF USE..........................          7
     11.   INSURANCE..................................          8
     12.   LOSS OR DAMAGE.............................          9
     13.   LESSEE'S INDEMNITIES.......................         10
     14.   OWNERSHIP OF EQUIPMENT AND ALLOWANCES......         10
     15.   EARLY TERMINATION BY LESSEE................         11
     16.   TERMINATION BY LESSOR......................         11
     17.   PAYMENTS DUE ON TERMINATION................         13
     18.   RETURN OF THE EQUIPMENT....................         13
     19.   SALES AGENCY...............................         14
     20.   LESSEE'S REPRESENTATIONS AND WARRANTIES....         14
     21.   MISCELLANOUS...............................         16

ANNEX   - CONDITIONS PRECEDENT TO THE LESSOR'S OBLIGATIONS
ANNEX A - DESCRIPTION OF THE EQUIPMENT
ANNEX B - TERMINATION VALUE TABLE

LEASE MASTER AGREEMENT

DATE:  _________, 1997

PARTIES:

1. ING LEASE (UK) LIMITED registered number 2323082 whose registered office is at 107 Cheapside, London EC2V 6HJ (the "Lessor"); and

2. INDEPENDENT ENERGY (UK) LIMITED registered number 3033406 whose registered office is at 30 Aylesbury Street, London, EC1R 0ER (the "Lessee")

IT IS AGREED as follows:

1.   INTRODUCTORY

     This Agreement sets out general terms upon which the Lessor is willing to enter into arrangements relating to Equipment with the Lessee in relation to:

(a)  the leasing of Equipment to the Lessee by the Lessor;

(b)  the sale of Equipment by the Lessee as agent for the Lessor; and

(c)  general legal provisions affecting this Agreement and related documents;

2.   DEFINITIONS

     In this Agreement and all Schedules written pursuant hereto the following words or phrases shall bear the following meanings where the context admits:

     "ACCEPTANCE DATE" means the date of execution of the Acceptance Certificates pursuant to Clause 5(a) below;

     "AGREEMENT TO ACQUIRE" means the agreement to acquire of even date herewith between the Seller, the Lessor, the Lessee and the Supplier;

     "ASSOCIATED COMPANY" means any parent or subsidiary company of the Lessee or any other company with a common shareholding to that of the Lessee;

     "BASE RATE" means the base rate of Barclays Bank plc from time to time;

     "BUSINESS DAY" means a day upon which banks in London are open for the conduct of Sterling business generally (not being a Saturday, Sunday or bank holiday);

     "CONTINUATION PERIOD" means any continuation period following the Primary Period of any leasing referred to in a Schedule;

     "CREDIT AGREEMENT" means a credit agreement dated 5th September, 1997 and made between inter alia, the Lessee and Barclays Bank Plc (as agent) in relation to the provision of a revolving credit facility to the Lessees;

     "DEFAULT RATE" has the meaning given to it in Clause 7(e);

     "DIRECT AGREEMENT" means the direct agreement of even date herewith between Barclays Bank Plc (as agent), the Lessor and the Lessee;

     "EQUIPMENT" means plant or machinery the subject of this Agreement or any Schedule hereto (to include all replacements and renewals thereof and of any parts thereof and all additions and accessories which form an integral part of such Equipment);

     "EVENT OF DEFAULT" means any of the events set out in clause 16(b);

     "GROUP COMPANY" means any company the ultimate holding company of which is Internationale Nederlanden Group;

     "INDEPENDENT INSURANCE" means Independent Insurance Company Limited, a company incorporated in England and Wales;

     "LEASE TERM" means the period from the date upon which Equipment becomes the property of the Owner until it is redelivered to or recovered by the Lessor.

     "NET PROCEEDS OF SALE" means the gross proceeds of sale of the Equipment (excluding any VAT) less all costs and expenses incurred in repossessing, transporting, storing, insuring, maintaining and repairing the Equipment;

     "OWNER" means the actual owner of Equipment (or in the context of Capital Allowances the person to whom it is deemed to belong for the purposes of
     S.60 of the Capital Allowances Act 1990);

     "PARENT" means Independent Energy Holdings Plc;

     "PARENT GUARANTEE" means the guarantee of even date herewith made by the Parent in favour of the Lessor;

     "PRIMARY PERIOD" means the primary period of any leasing referred to in a Schedule commencing on the date specified therein and continuing for the term specified therein;

     "RELEVANT PARTY" has the meaning give to it in Clause 16(b)(iv)(aa);

     "RENTAL" means rental payable by the Lessee pursuant to the terms of a Facility Letter or a Schedule;

     "RENTAL PAYMENT DATE" means each of the dates specified as such in a Schedule;

     "SCHEDULE" means an agreement for the leasing of Equipment describing itself as a Schedule and written to incorporate (in whole or in part) the terms of this Agreement;

     "SELLER" means Equipment Supply Company Limited;

     "SUPPLIER" means Stewart & Stevenson Services, Inc.;

     "SUPPLIER'S GUARANTEE" means the guarantee of even date herewith made by the Supplier in favour of the Lessor;

     "TERMINATION VALUE" has the meaning given to it in Clause 17.l(a)(ii);

     "TOTAL LOSS" has the meaning given to it in Clause 12(c); and

     "VAT" has the meaning given to it in Clause 7(c).

3.   CONDITIONS PRECEDENT

     This agreement shall be effective as from the date on which it is executed by the parties hereto PROVIDED HOWEVER THAT the obligation of the Lessor to acquire, pursuant to the Agreement to Acquire, and to the lease Equipment acquired by it to the Lessee hereunder shall be subject to the prior satisfaction in full, or waiver in writing of the conditions precedent set out in the Annex.

4.   LEASING OF THE EQUIPMENT

(a) The Lessor shall let and the Lessee shall take on lease Equipment purchased by the Lessor for the purpose of leasing it to the Lessee on the terms set out in the Schedules from time to time in force between the parties and incorporating the terms of this Agreement.

(b) Each Schedule shall be deemed to form a separate Agreement for the lease of the Equipment therein described but so that any breach of the provisions of this Agreement or any Schedule shall be deemed to be a breach of this Agreement and every Schedule in force between the parties hereto and the same shall become enforceable accordingly.

5.   DELIVERY AND ACCEPTANCE OF THE EQUIPMENT

(a) Delivery of the Equipment by the Lessor to the Lessee, and acceptance thereof by the Lessee shall take place immediately after the Lessee has completed a physical inspection of the Equipment and upon delivery of the Equipment by the Seller to the Lessor or its agent pursuant to the Agreement to Acquire. Simultaneous with delivery of such Equipment the Lessee shall execute and deliver to the Lessor certificates of acceptance (the "ACCEPTANCE CERTIFICATES") which shall constitute irrevocable evidence of delivery and acceptance the Equipment hereunder.

(b) The Lessee shall be solely responsible for the delivery of each part of the Equipment from the place stated in the relevant Acceptance Certificate to any other location on which the whole or any part of the Equipment is or is to be located and for the installation and commissioning of the Equipment.

6.   TERM

(a) Subject to the provisions for earlier termination of the letting of the Equipment the Primary Period of the letting of the Equipment comprised in a Schedule shall commence on the Acceptance Date.

(b) The letting of the Equipment shall continue for successive Continuation Periods of twelve, months (the first commencing on the date of expiry of the Primary Period) unless terminated by the Lessee giving written notice to the Lessor not less than thirty (30) days before the expiry of the Primary Period or any anniversary thereof PROVIDED THAT the letting of the Equipment shall not exceed the expiry of the useful economic life of the Equipment and PROVIDED FURTHER THAT if request by the Lessor, the Lessee shall before the commencement of any Continuation Period have satisfied the Lessor that the Equipment is, and up until the end of the Following Continuation Period will be likely to remain, safe for use and fit for its purpose.

7.   RENTAL AND OTHER CHARGES

(a) The Rentals and other payments payable by the Lessee to the Lessor in respect of Equipment comprised in a Schedule shall be the respective amounts stated in such Schedule and shall be payable on the Rental Payment Dates specified in such Schedule. Such Rentals and payments together with all other payments due and payable by the Lessee hereunder or under the Agreement to Acquire shall be paid punctually on the due dates and without any deduction, counterclaim, set-off or withholding whatsoever and without previous demand to the Lessor at its address for the time being or to its order. If under applicable law the Lessee is required to make any deduction or withholding, the Lessee shall increase the payment to the Lessor so that the net amount received by such Lessor after any deduction or withholding shall be equal to the full amount which the Lessor would have been paid had payment not been made subject to any deduction or withholding.

(b) The Lessee shall further pay on demand the cost of any modifications or additions to the Equipment required by law and of any special equipment or accessories requested by the Lessee after the entering into of a Schedule but so that the Lessor accepts no liability to supply the same.

(c) All rentals and other payments to be made under this Agreement are calculated without regard to Value Added Tax (or similar tax replacing or introduced in addition to the same) ("VAT") and the Lessee agrees that, during the Lease Term, in addition to the Rentals and other sums to be
     paid, it will   promptly pay to, or reimburse the Lessor for all VAT and
     any other taxes, assessments or governmental charges levied or assessed against or paid by the Lessor on account of the ownership of or otherwise in relation to the Equipment, or the use or operation thereof or the leasing thereof to the Lessee, or the rent or other sums to be paid in respect thereof (excluding any taxes payable on the net income of the Lessor).

(d) Any costs and expenses of whatever kind payable in respect of the Equipment and not expressly payable by the Lessor hereunder shall be paid by the Lessee on demand.

(e) The Lessee shall pay interest at the rate of 4% over Base Rate ("DEFAULT RATE") for the time being in force and calculated on a daily basis compounded quarterly on any amount payable hereunder or under any Schedule or the Agreement to Acquire which is not paid on the due date until payment is received by the Lessor whether before or after any judgment.

(f) The Lessee's obligation to pay Rental and make other payments and perform its obligations pursuant to or in connection with this Agreement or any Schedule or the Agreement to Acquire shall be absolute and unconditional and shall not be affected by and shall be irrespective of any contingency whatsoever including (but not limited to):

     (i) any right of set-off, counterclaim, recoupment, defence, deduction, withholding or other right (unless and to the extent that the law requires any of the same to be exercised);

     (ii) any unavailability of the Equipment for any reason, including, but not limited to, requisition thereof, of any prohibition or interruption of or other restriction against the Lessor's or the Lessee's use, operation or possession of the Equipment, any interference with such use, operation or possession or failure to deliver, install or commission any part of the Equipment or any lack or invalidity of title or any other defect in the title, quality (satisfactory or otherwise), fitness for any purpose, condition, design, or operation of any kind or nature of the Equipment, or the ineligibility of the Equipment for any particular use or trade, the absence or withdrawal of any permit, licence or authorisation required for the ownership, leasing, use, operation or location of the Equipment, or the Total Loss of, or any damage to, the Equipment or any part thereof;

    (iii) any insolvency, bankruptcy, administration, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessor, the Lessee or any Relevant Party;

     (iv) any invalidity or unenforceability or lack of due authorisation of, or any other defect in, this Agreement or any Schedule or the Agreement to Acquire or any particular provision hereof or thereof.

     (v) any failure or delay on the part of any party hereto duly to perform or comply with its obligations under this Agreement or the Agreement to Acquire; and

     (vi) any other cause which but for this provision would or might have the effect of terminating or in any way affecting any obligation of the Lessee hereunder or under the Agreement to Acquire,

     it being the declared intention of the parties that the provisions of this Clause and the obligations of the Lessee to pay Rentals and make other payments in accordance with this Agreement or the Agreement to Acquire shall survive any frustration and that save as expressly provided in this Agreement or any Schedule or the Agreement to Acquire no monies payable or paid hereunder or under the Agreement to Acquire by the Lessee to the Lessor shall in any event or circumstances be repayable to the Lessee.

8.   RENTAL ADJUSTMENT

     The Primary Period Rentals have been calculated assuming, inter alia, that:

(a) the rate of corporation tax for the financial year ending 31st March 1997 is 33% and for each subsequent Financial Year is 31%;

(b) there will be no change in the law of the United Kingdom relating to taxation or the practice of any tax authority in relation thereto as it is currently applied to the Lessor or the Owner or the group of companies of which the Lessor or the Owner is a member or the Primary Period Rentals;

(c) in respect of the accounting period of the Owner in which any amount of expenditure is incurred by the Owner on the provision of the Equipment ,writing down allowances will be obtained and retained at a rate of twenty-five per cent (25%) per annum in respect of the part of such expenditure which is proportionate to the part of the accounting period falling after such expenditure is incurred to the date of the Owner's year end and thereafter, to the accounting period in which the leasing ends, on a reducing balance basis (such balance to include in the next following accounting period any part of the remainder of the expenditure not included in the Owner's qualifying expenditure for the preceding accounting period);

(d) each accounting period of the Owner and the Lessor will end on the 31st December in each year;

(e) the provision and leasing of the Equipment is the only transaction undertaken by the Owner and the Lessor, provided that nothing in this assumption shall deem a balancing allowance to be made to the Owner;

(f) the Equipment shall be sold not later than the last day of the accounting period of the Owner in which the Primary Period expires and the disposal value shall be a sum not less than the result of writing down the actual cost thereof at 25% per annun on a reducing balance basis to the date of sale in accordance with Clause 8(a) above.

     If at any time any of these assumptions referred to in this Clause 8 (other than 8(e)) do not apply and as a result the Owner or the Lessor or the group of companies of which the Owner or the Lessor is a member, will not receive the same net after tax return (taking into account its and their tax position and all other relevant circumstances) that it or they would otherwise have received, then the Lessor may require the Lessee to compensate the Lessor and the Owner therefor in such amount and such manner (by adjustment of the Primary Period Rental and the Termination Values in Annex B of any Schedule or otherwise) as the Lessor determines necessary to place the Owner and the Lessor and the group of companies of which the Owner or the Lessor is a member in the position that they would have been in if such assumption did apply and the Lessee undertakes to pay the amount and in the manner so required. Any determination by the Lessor under this clause shall, save in the case of manifest error, be final and binding on the Lessee.

9.   EXCLUSION OF LESSOR'S LIABILITY

9.1 Since the Equipment has been selected by the Lessee, warranties have been given by the Supplier direct to the Lessee and the Equipment has been or will be delivered directly to the Lessee by the Supplier, it is expressly agreed and acknowledged that no representation, warranty, term or condition of any kind whatsoever (express or implied) is or has been given by or on behalf of the Lessor in relation to the Equipment. All terms, conditions and warranties (express or implied and whether statutory, collateral hereto or otherwise) relating to the Equipment, its specification, age, quality (satisfactory or otherwise), description or as to its fitness for any purpose are hereby expressly excluded. No person not in the actual employ of the Lessor is or is to be deemed to be the agent or entitled to act on behalf of the Lessor for any purpose.

9.2 The Lessor shall not be liable to the Lessee (in contract or tort or otherwise) for any loss, liability, damage or expense of any kind (including without limitation consequential loss) arising directly or indirectly in connection with the Equipment, its condition or any defect therein or from any action or omission (negligent or otherwise) of the Lessor, its servants or agents PROVIDED THAT nothing herein shall exclude any liability of the Lessor for death or personal injury caused by the Lessor's negligence to the extent that such exclusion is prohibited by statute. The Lessor shall not be obliged to supply any replacement for the, Equipment or any part thereof in the event of its being defective, unusable, lost, damaged or otherwise unfit or unavailable for any period and the Lessee shall not be entitled to any remission of rentals or any other sum in respect of any such period.

9.3 The Lessee warrants that it has to obtained from the Supplier all such warranties, conditions and guarantees as it requires in relation to the Equipment. The Lessor will provide reasonable assistance to the Lessee in pursuing any claim against the Supplier on terms that the Lessee fully indemnifies the Lessor against all costs, claims, damages and expenses incurred or to be incurred in connection with the enforcement thereof, or the making of any claim thereunder.

10.  CONDITIONS OR USE

(a) The Lessee shall use the Equipment solely in the conduct of its business in compliance with all applicable laws and in a skilful and proper manner and in accordance with any operating instructions issued by the manufacturer or vendor of the Equipment and by properly qualified and licensed personnel.

(b) The Lessee shall keep the Equipment at all times in its possession and control and shall not assign, sell, offer for sale, pledge, mortgage or lend any of the Equipment or the benefit of any Schedule nor pledge the credit of the Lessor, nor suffer any of the Equipment to be seized or impounded under any legal process nor create or permit to be created any lien on any of the Equipment (excluding a repairers lien). In the event of any breach of this subclause (or where a repairer's lien exists) the lessor may (but shall not be bound to) pay to any third party such sum as is necessary to procure the release of the Equipment from the relevant encumbrance and shall be entitled to recover such sum from the Lessee forthwith together with all costs and expenses incurred by the Lessor together with interest from the date of payment.

(c) The parties hereto agree that notwithstanding that the Equipment may at any time be or become affixed to any land or buildings, it shall remain the personal property of the Lessor. The Lessee shall ensure that all persons having any interest at any time in any such land or buildings in which the Equipment may from time to time be located shall within thirty (30) days of this Agreement or if later upon acquisition of such interest or prior to affixation, receive written notice of the relevant ownership thereof and obtain from such persons written waivers (in such form as the Lessor may reasonably require) of any rights which they may have or acquire in the Equipment.

(d) The Lessee shall notify any holder(s) of any mortgage or any general floating charge on its assets or of any charge over its stocks and/or machinery or of the land or premises where the Equipment is kept and any landlord or owner thereof that the Equipment is the property of the Owner and the Lessor, and shall produce evidence to the Lessor of having so done and an acknowledgement from every such charges or mortgagee that the Equipment will not be subject to the mortgage or charge concerned. The Lessee undertakes at all times during the leasing of any Equipment hereunder to notify the Lessor immediately in writing of the creation of any such mortgage or charge as is mentioned above and of any enforcement of the security thereof or of the appointment of any receiver of any part of its assets or property.

(e) The Lessee shall at all times cause the Equipment to be kept in good repair and condition and properly serviced and maintained (reasonable wear and tear excepted) by properly skilled and qualified persons in accordance with the manufacturer's instructions and shall, at its own expense, replace all worn and damaged parts thereof and make all alterations, additions or modifications require by applicable law or regulation but shall not make any other alterations, additions or modifications. All replacement parts and additions affixed to the Equipment shall, upon such replacement or affixation, become the property of the Lessor free and clear of all claims and encumbrances. The Lessee shall not use or permit any of the Equipment to be used for any purpose for which it is not expressly designed or reasonably suitable for or for any unlawful purpose.

(f) The Lessee shall keep in effect any permits, licenses or other authorisations which are from time to time necessary for the carrying out of its obligations under this Agreement.

(g) Where the Equipment is mobile, the Lessee shall not, without the previous written consent of the Lessor and subject to such conditions as the Lessor may stipulate, suffer any Equipment to leave the

     United Kingdom. The Lessee shall, forthwith upon request, provide written confirmation of the current location of the Equipment.

(h) The Lessee shall not make any changes to or use the Equipment in any manner which would invalidate the manufacturer's or the Supplier's warranty.

(i) The Lessee shall permit the Lessor or its authorised representatives at all reasonable times to inspect the Equipment and for that purpose to grant reasonable facilities for such inspection.

(j) If and whenever required by the Lessor, the Lessee shall affix to the Equipment and any separate part or parts thereof plates, tags or markings ("Plates") indicating that the Equipment is the property of the Owner and the Lessor and the Plates shall be conspicuous and easy to read. The Lessee shall ensure that all Plates remain so affixed and shall not obliterate deface or in any way cover up the same nor suffer any other person so to do.

11.  INSURANCE

(a) The Lessee shall, at its own expense, from the earliest date that title to or risk in the Equipment passes to the Lessor until the Equipment is sold or disposed of by the Lessor.

     (i) insure the Equipment against accident and third party and public liability;

     (ii) insure the Equipment respect of loss or damage howsoever arising, in an amount at least equal to its full market replacement value from time to time (on an agreed value basis) against all risks, naming the Lessor as an additional insured and in respect of a Total Loss of any Equipment, and in respect of any loss or damage to the Equipment which exceeds (Pounds)25,000 per occurrence, name the Lessor as loss payee; and

    (iii) against all other risks required by the Lessor which in its reasonable opinion it considers it prudent to insure the Equipment against. If the Lessee is permitted to sub-let any Equipment the Lessee may require the sub-lessee to maintain such insurance provided that the Lessee indemnities the Lessor against any loss or damage resulting from failure by the sub-lessee to insure.

(b) The Lessee shall effect the insurance in a form and with first-class reputable British Insurers to be approved by the Lessor and shall if so required by the Lessor produce to the Lessor, a copy of such policy and/or evidence of payment of the premium thereon within 21 days of such request or, as the case may be, payment.

(c) The insurance referred to in Clause 1l (a)(i) shall name the Lessor, its respective directors, officers, employees and agents as additional assureds.

(d) The Lessee shall ensure that all policies of insurance on or relating to the Equipment contain or are endorsed to include provisions that:

     (i) the insurance shall not be invalidated by any act or omission by the Lessee which might otherwise constitute a violation of the terms or conditions of the policy;

     (ii) that at least 30 days prior written notice shall be given to the Lessor if the Lessee or the insurers wish to cancel terminate or not renew any such insurance; and

     (iii) insurers shall waive any right of subrogation against the Lessor and any right of contribution from any other insurance carried by the Lessor.

(e) If the Lessee shall not pay the premiums for such insurance as and when the same become due then the Lessor may pay such premiums or effect such insurance in respect of the Equipment with such insurers as it may think fit and the Lessee shall on demand forthwith repay to the Lessor such sums as may have been expended by the Lessor in effecting any such policy or making such payments together with interest at the Default Rate calculated on a daily basis from the time of payment by the Lessor to the time of receipt.

(f) The Lessee shall not use or allow the Equipment to be used for any purpose not permitted by the terms or conditions of any such policy of insurance from the time being relating to the Equipment nor do or allow to be done any act or thing whereby such insurance may be invalidated.

(g) The Lessee irrevocably authorises the Lessor to give a good discharge to the insurance company for any monies paid under any insurance policy entered into pursuant to or in connection with this Agreement. The Lessee shall, if so requested by the Lessor, assign to the Lessor or to its order the rights, claims and benefits arising under any such policy and shall indemnify the Lessor in respect of any stamp duty payable on such assignment.

(h) The Lessee shall forthwith notify the Lessor in writing of any occurrence which gives rise or might reasonably be expected to give rise to a claim under any policy of insurance entered into pursuant to or in connection with this Agreement. The Lessee shall ensure that any claim is made promptly and shall not settle any claim without the prior written consent of the Lessor.

(i) The Lessee shall hold any proceeds received from the insurer strictly on trust for the Lessor and shall forthwith pay such moneys to the Lessor.

12.  LOSS OR DAMAGE

(a) The Lessee shall be solely responsible for and shall indemnify the Lessor in respect of all loss of or damage to any Equipment however caused occurring at any time or times before physical possession thereof is retaken by the Lessor (reasonable wear and tear only excepted) and whether or not such loss or damage results from accidental or other damage or from the negligence of the Lessee or any sub-lessee or any other person howsoever.

(b) If the Equipment is damaged so as to impair its working efficiency but not beyond economic repair the Lessee shall immediately inform the Lessor and shall forthwith take all necessary steps to ensure that the Equipment is restored to its full working condition and repair as soon as practicable. The Lessor shall apply any insurance proceeds received in respect of such loss or damage in reimbursement to the Lessee of the cost of reinstatement or repairs on completion of the same PROVIDED THAT such proceeds may be applied first towards payment of any sums then owing by the Lessee to the Lessor under this Agreement or the Agreement to Acquire.

(c) If during the Lease Term any Equipment is damaged so as to be beyond economic repair or if any Equipment is lost, stolen, seized, requisitioned or confiscated (a "TOTAL LOSS") the Lessee shall immediately notify the Lessor of the fact and shall pay to the Lessor within seven days of such notification such sum as would be due in the event of termination of the Agreement. Upon the unconditional receipt of all sums due to the Lessor, the Lessor agrees, subject to the provisions of

     Clause 19(d) to pay a sum equal to 97.5% of the insurance monies received by the Lessor in respect of such Total Loss to the Lessee by way of rebate of Rental.

13.  LESSEE'S INDEMNITIES

(a) The Lessor shall not be liable to the Lessee for any loss, liability, claim or proceedings in respect of any injury or damage of whatever nature and however caused arising out of or in connection with Equipment or its use and the Lessee shall indemnify the Lessor, its directors, officers, employees and agents (each an "Indemnitee") on demand at all times against each and all claims, liabilities, losses, damages, demands, costs and charges incurred or suffered by any Indemnitee in connection with this Agreement, the Agreement to Acquire or the Equipment or any detects therein or any breakdown thereof or accident thereto or any injury or damage to persons or property occurring (directly or indirectly) as a result of the use, possession, transportation, return, sale or other disposition or presence of the Equipment, or its condition at any time or times or any product or strict liability relating to the Equipment. This indemnity shall include all taxes, penalties fines and other impositions which may be imposed on any Indemnitee (whether by statute or otherwise) in connection with this Agreement, the Agreement to Acquire or the Equipment or any premises on which the Equipment may from time to time be located by the Lessee and so far always as any such indemnity may lawfully be given.

(b) The Lessee shall indemnify the Lessor against, and shall promptly pay to the Lessor on demand, all costs and expenses incurred by the Lessor in collecting or attempting to collect any Rentals or other sums not paid on their due dates and in remedying any other failure of the Lessee to observe the terms and conditions of this Agreement, the Agreement to Acquire or any Schedule.

(c) If and to the extent that any sum payable to the Lessor by way of indemnity proves to be insufficient by reason of taxation suffered thereon to indemnify the Lessor on an after tax basis for the cost incurred by it, the Lessee shall on demand pay to the Lessor such additional sum (after taking into account any taxation suffered by the Lessor thereon) as shall be required to indemnify the Lessor in respect of such insufficiency.

14.  OWNERSHIP OF EQUIPMENT AND ALLOWANCES

(a) It is expressly understood that Ownership of the Equipment does not pass to the Lessee by virtue of this Agreement or any Schedule and the Lessee shall have no rights or interest to or in the Equipment save as expressly provided under this Agreement and any Schedule.

(b) All risk or loss or damage to the Equipment shall (without affecting the Lessor's title to the Equipment) pass to the Lessee when title to the Equipment passes from the Seller to the Lessor under the terms of the Agreement to Acquire.

(c) For the purposes of UK taxation, and irrespective of the accounting treatment to be adopted by the Lessee, or where the Lessee consists of more than one person, any such person, the Lessee or any person shall not claim capital allowances in respect of the Equipment and the Lessee and each such person undertakes that it shall not at any time use the Equipment in a way which will or could result in the Equipment being used otherwise than for a qualifying purpose (as defined by section 39 of the Capital Allowances Act
     1990).

(d) The Lessee, and where the Lessee consists of more than one person, each such person, warrants that it is resident in the UK for UK tax purposes and undertakes that it shall remain resident in the UK for

     UK tax purposes throughout the requisite period (as defined by Section 40 of the Capital Allowances Act 1990).

15.  EARLY TERMINATION BY LESSEE

     The Lessee may, at any time on giving not less than three months' prior written notice to the Lessor determine the leasing of any Equipment comprised in a Schedule, subject always to all other obligations of the Lessee hereunder and under the relative Schedule being duly fulfilled, and upon payment of all sums due under clause 17. Until receipt by the Lessor of all such sums the leasing of the Equipment under this Agreement shall continue in full force and effect.

16.  TERMINATION BY LESSOR

(a) The Lessee hereby acknowledges and agrees that the occurrence of any Event of Default specified in Clauses 16(b)(i), (ii) and (iii) in respect of this Agreement or any Schedule shall go to the root of this Agreement and accordingly be a breach of a condition of this Agreement which the Lessor shall be entitled to treat as a repudiation by the Lessee of this Agreement and the Lessor shall be entitled if any such event, or any other Event of Default occurs, to give notice to the Lessee to terminate the leasing of the Equipment.

(b)  The occurrence of any of the following events shall be an Event of Default:

     (i) the Lessee fails to pay any Rental or other sum due hereunder or under any Schedule, the Agreement to Acquire or any other agreement with the Lessor or with any Group Company on its due date for payment; or

     (ii) the Lessee shall fail to observe or perform any of the other terms and conditions of this Agreement, the Agreement to Acquire, any Schedule or any other agreement with the Lessor or with any Group Company; or

    (iii) any representation or warranty contained in this Agreement, the Agreement to Acquire, any Schedule or any other agreement with the Lessor or with any Group Company proves to have been inaccurate when made; or

     (iv) (aa) the Lessee, the Parent, the Seller, the Supplier or any other guarantor of the Lessee's obligations or any Associated Company or Independent Insurance (each a "RELEVANT PARTY") convenes any meeting of, or makes any arrangement or composition with, its creditors; or

          (bb) the Lessee or any Relevant Party shall have a petition for winding up or for the appointment of an administrator presented or shall pass a resolution for voluntary winding up (otherwise than for the purpose of amalgamation or reconstruction approved in writing by the Lessor) or shall have a receiver or administrative receiver appointed over any of its business or assets; or

          (cc) the Lessee or any Relevant Party ceases to carry on all or any substantial part of its business, disposes of all or a substantial part of its assets or attempts to do any of the same; or

          (dd) the Lessee or any Relevant Party is unable, or admits its inability to pay its debts as they fall due; or

          (ee) any proceedings shall be instituted by or against the Lessee or any Relevant Party seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding-up, reorganisation, arrangement, adjustment, protection, relief or composition on it or its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official of it or any substantial part of its assets; or

          (ff) any event similar to any event referred to in this sub-paragraph
               (iv) inclusive occurs in relation to the Supplier under any other law applicable to the Supplier;

      (v) any indebtedness of the Lessee becomes due prior to its stated maturity by reason of default or is not paid at maturity or when validly demanded; or

     (vi) any distress, diligence, execution or similar process shall be levied or attempted against the Equipment or any of the assets of the Lessee; or

    (vii) there shall be any change in the ownership or shareholders of the Lessee which in the opinion of the Lessor is material; or

   (viii) any insurance policy effected in accordance with the terms of this Agreement or in respect of the Lessee's default under this Agreement or insolvency is cancelled, terminated or invalidated; or

     (ix) any default occurs under any credit and indemnity insurance provided in respect of the Lessee's obligation under this Agreement or any Schedule; or

      (x) any event of default (howsoever defined) occurs under the Credit Agreement; or

     (xi) the Parent or the Supplier fails to pay any sum due or to observe or perform any of the terms and conditions of the Parent Guarantee or Supplier's Guarantee respectively; or

    (xii) any Additional Obligor (as defined in the Direct Agreement) shall fail to perform or observe any obligation (payment or otherwise) to be assumed by such Additional Obligor in connection with the terms of the Direct Agreement; or

   (xiii) any event shall occur (whether or not within the control of the Lessee) which leads to the Lessor being of the reasonable opinion that its rights in respect of any Equipment may be prejudiced or put in jeopardy.

(c) If the Lessor becomes entitled to terminate the leasing of the Equipment under this Agreement the Lessee will no longer have the Lessor's consent to possession of the Equipment. The leasing of the Equipment under this Agreement will terminate immediately upon the Lessor giving the Lessee written notice that it is exercising its right to terminate this Agreement pursuant to this Clause 16.

(d) At any time at which the Lessor is entitled to terminate the leasing of the Equipment under this Agreement the Lessor may at its absolute discretion elect to terminate the leasing only in relation to a specified item or items in a Schedule in which event payments due under Clause 17 in relation to such termination shall be based on the proportion which the relevant item or items bear to the original cost of the Equipment in such Schedule.

17.  PAYMENTS DUE ON TERMINATION

17.1 In the event of termination whether under clauses 12, 15 or 16 the Lessor shall forthwith be entitled to recover from the Lessee as a debt an amount equal to the aggregate of:

     (a)  the sum of:


          (i) all arrears of Rentals and all other sums due or in arrears on the date of such termination together with an amount equal to the Rental due (but for such termination) on the next Rental Payment Date (if any) falling (but for such termination) on or after such date of termination ("Next Rent Date"); and
          (ii) as compensation for such Lessor's financial loss, by way of additional rental, the sum ascertained in accordance with Annex B of any Schedule hereto ("Termination Value") for such Equipment for the Next Rent Date or, if none, for the last day of the Primary Period specified in the Schedule; and

     (b) such sum as is necessary to compensate the Lessor for any additional cost incurred by virtue of the early repayment of its own fixed rate borrowings incurred to fund its expenditure on the Equipment (with respect to which a certificate of the Lessor shall be conclusive in the absence of manifest error).

17.2 (a) The Lessor may at any time without notice or other formality combine any account held by the Lessor in the name of the Lessee or any Associated Company with any other account held by the Lessor or by any other Group Company in the name of the Lessee or Associated Company; and

     (b) Whether or not any such account shall have been combined the Lessor may at any time apply, in the discharge of any amount payable by the Lessor to the Lessee on any account, the amount of any liability or prospective liability of the Lessee or any Associated Company to the Lessor or to any other Group Company on any account whatsoever including (without prejudice to that generality) any liability owed by the Lessee jointly with other persons or any Associated Company and any liability arising in or by contract, tort, restitution or assignment.

18.  RETURN OF THE EQUIPMENT

     (a) Upon the termination of the leasing of Equipment, howsoever occurring, the Lessee shall return the Equipment to the Lessor in good working order and condition (reasonable wear and tear only excepted) and free and clear of all liens and encumbrances at its own risk and cost to such address as the Lessor may direct.

     (b) In the event of default in the above obligation the Lessee grants the Lessor or its agent an irrevocable license to enter into or upon any premises where the Equipment may be located and shall indemnify the Lessor against any claim made in respect of any damage caused to such premises by any such entry or by the removal of the Equipment and shall pay to the Lessor on demand all expenses and costs incurred by the Lessor or its agent in retaking or attempting to retake possession of the Equipment.

19.  SALES AGENCY

     The Lessee shall be appointed the sales agent of the Lessor upon termination of the leasing of any Equipment on the following terms:

     (a) So long as none of the events referred to in Clause 16(b) has occurred and is continuing the Lessee will be appointed, and shall be bound to act, as agent to negotiate on the Lessor's behalf a sale of the Equipment on the open market for an arm's length price to any third party not being connected (within the meaning thereof under S.839 Income and Corporation Taxes Act 1988) with the Lessee. The agency will have a duration of two months from the date of appointment and be determinable at any time thereafter.

     (b) Any such sale as aforesaid shall be on terms agreed by the Lessor, at a price payable to the Lessor in cleared sterling funds in full on completion and shall be on an "as-is, where-is" basis, without recourse or warranty whatsoever and the Lessee shall not make any representations or warranties in respect of the Equipment (whether in respect of their description, fitness for purpose, satisfactory quality or otherwise) and the Lessee agrees to indemnify the Lessor in respect of the Equipment for any breach of condition warranty or other term implied by law or for any liability that may result from the Lessee's failure to comply with the provisions hereof. The foregoing references to "liability" shall be deemed to include the costs incurred by the Lessor in defending any such claims as aforesaid.

     (c) Provided the Lessee shall have complied with all its obligations under the Agreement, the Lessor shall, subject to Clause 19(d), pay to the Lessee by way of rebate of Rentals an amount equal to the percentage detailed in the Schedule of the Net Proceeds of Sale.

     (d) If the Lessor determines that any payment which it is required to make to the Lessee by way of rebate of rental or otherwise will not or may not be fully deductible in computing its liability to corporation tax for the accounting period in which the payment is made, the Lessor shall be entitled to withhold or retain from that payment such amount as the Lessor determines to be necessary to enable it to occupy the same after-tax position as it would occupy if the payment were fully deductible as aforesaid provided that if after making any such payment the Lessor determines that any withholding under this clause has been calculated on an incorrect basis such adjustment shall be made between the Lessor and the Lessee as the Lessor determines to be necessary to enable the Lessor to occupy the same after tax position as it would occupy if no such adjustment were necessary.

20.  LESSEE'S REPRESENTATIONS AND WARRANTIES

(a) Upon entry into this Agreement and upon each occasion it enters into a Schedule the Lessee represents and warrants to the Lessor that (save as disclosed in writing to the Lessor on that occasion):

          (i)  Status
               ------

               The Lessee is a company duly incorporated and validly existing under the laws of its place of incorporation with limited liability and has the corporate power to own its assets and carry on its businesses as they are now being conducted or as proposed to be conducted;

          (ii)  Corporate Power
                ---------------

               The Lessee has the corporate power to enter into and perform its obligations under this Agreement and any Schedule from time to time in force and has taken all necessary action to authorise the execution, delivery and performance thereof in accordance with their terms;

         (iii) Binding Obligations
               -------------------

               Each of this Agreement and any Schedule from time to time in force constitute legal, valid and binding obligations of the Lessee enforceable in accordance with its terms;

          (iv) Transactions permitted
               ----------------------

               The execution, delivery and performance of this Agreement and any Schedule from time to time in force does not and will not violate in any respect any provision of:

               (A)  any law;

               (B)  the Memorandum and Articles of Association of the Lessee; or

               (C) any mortgage, agreement, undertaking or instrument to which the Lessee is a party or which is binding upon it or its assets, and does not and will not or result in the creation or imposition of, or oblige the Lessee to create, any lien, encumbrance or security interest on any of its assets or undertaking;

          (v)  No Default
               ----------

               No event has occurred which constitutes a default under or in respect of any mortgage, agreement, undertaking or instrument to which the Lessee is a party or by which it or its assets may be bound or the acceleration of any obligation under any agreement relating to borrowed monies to which it is a party or which is binding upon it or its assets and no event has occurred which, with the giving of notice, lapse of time or both or the satisfying of other conditions would constitute a default under or in respect of any mortgage, agreement, undertaking or instrument and no event of the kind referred to in Clause 16(b) has occurred and is continuing;

          (vi) Accounts
               --------

               The most recent audited, consolidated (where appropriate) accounts of the Lessee (the "Accounts") having been prepared in accordance with the generally accepted United Kingdom accounting principles and practices consistently applied and in accordance with the provisions of the Companies Acts (true and complete copies of which have been supplied to the Lessor) give a true and fair view of the financial condition of the Lessee (and its subsidiaries) and the result of its (and its subsidiaries) operations for the period ended on the date to which the Accounts were prepared, and there has been no material adverse change in the financial condition of the Lessee (and its subsidiaries) as shown in the Accounts;

         (vii) No Litigation
               -------------

               No litigation, arbitration, tax claim or administrative proceedings are current or pending or, to the best of the Lessee's knowledge, information and belief threatened, which would have a material adverse effect on the business, assets or financial condition of the Lessee or upon the ability of the Lessee to fulfil its obligations under this Agreement or any Schedule;

        (viii) Insurance Policies
               ------------------

               Neither the Lessee, any Associated Company nor any of their respective directors, officers, employees or agents has committed any act or omission, nor has any event or circumstance occurred which would invalidate, or entitle insurers to invalidate or terminate any insurance policy entered into pursuant to this Agreement or in respect of the Lessee's default or insolvency;

         (ix)  Credit Agreement
               ----------------

               No event has occurred which constitutes an event of default under or in respect of the Credit Agreement.

     (b) The representations and warranties in Clauses 20(a) (i) to (ix) inclusive shall further be deemed to be repeated by the Lessee on and as of each date for payment of Rental as if made with reference to the facts and circumstances existing at that time.

21.  MISCELLANEOUS

     (a) No relaxation, neglect, delay or indulgence on the part of the Lessor in enforcing the terms and conditions of this Agreement or any Schedule shall prejudice the strict rights of the Lessor or be construed as a waiver thereof nor shall any waiver by the Lessor of any breach of this Agreement or any Facility Letter or Schedule, or any deemed repudiation thereof, operate as a waiver of any subsequent or continuing breach thereof or any subsequent such repudiation.

     (b) The Lessee shall not assign any of its rights, obligations and liabilities under this Agreement or any document entered into or to be entered into in connection with or pursuant to this Agreement. The Lessor may from time to time assign all of its rights, obligations and liabilities under this Agreement, the Agreement to Acquire and any Schedule or sell or dispose of its rights in any Equipment.

     (c) The headings in this Agreement are inserted for convenience and shall not affect the interpretation thereof. References to any person shall include its successors and assigns. References to a statute or statutory provision shall include reference to any statutory modification or re-enactment of the same. References to "this Agreement" shall mean this "Lease Master Agreement" and, unless the context otherwise requires, each Schedule.

     (d) Every notice, request, demand or other communication required or permitted to be given under this Agreement shall be sufficiently given if in writing, delivered personally or by prepaid first class letter, telex or facsimile to the registered office from time to time of the party to be served and be deemed to have been received, subject as otherwise provided in this Agreement:

          (i) in the case of telex, on receipt by the sender of the answerback code of the recipient at the end of the transmission (provided transmission is completed during normal business hours on a business day in the place of receipt and if not then shall be deemed to have been received at the commencement of normal business hours on the next Business Day); or

          (ii) in the case of facsimile, at the time of despatch (provided that if the date of despatch is not a business day in the place of receipt it shall be deemed to have been received at the commencement of normal business hours on the next Business Day); and

         (iii) in the case of a letter, when delivered personally to the party to be served or any director thereof or two days after being put in the post.

     (e) If any provision of this Agreement is to any extent held to be invalid, illegal or unenforceable under any applicable law, the validity, legality and enforceability, of the remaining provisions (and any other application of those provisions) shall not in any way be affected or impaired. Where the provisions of any applicable law may be waived, they are where appropriate waived by the parties to the fullest extent possible, to the intent that this Agreement shall be a valid, binding and enforceable agreement.

     (f) Punctual payment of amounts payable by the Lessee and timely performance by the Lessee of each of its obligations under this Agreement shall be of the essence and shall be conditions of this Agreement. Notwithstanding any other provisions hereof, the Lessor shall be entitled to set-off or withhold from any sum or sums expressed in this Agreement to be payable to the Lessee by such Lessor any amount due and payable to any Group Company from the Lessee on any account whatsoever. In the case of failure of the Lessee to comply with any provision of this Agreement, the Lessor shall have the right (but not the obligation) to effect such compliance and the Lessee shall reimburse such Lessor upon demand for expenses related thereto.

     (g) This Agreement shall not be varied except by agreement in writing between the parties hereto. The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law. The indemnities by the Lessee contained in this Agreement shall continue in full force and effect notwithstanding the termination of the leasing of any Equipment through effluxion of time or otherwise or the disposal of the Equipment.

     (h) This Agreement and any Schedules shall in all respects be governed by and interpreted in accordance with the laws of England. The Lessee hereby submits to and agrees to accept the non-exclusive jurisdiction of the English Courts in connection with any dispute or other matter arising out of this Agreement or any provision thereof.

AS WITNESS the hands of the persons duly authorised on behalf of the Lessor and the Lessee the day and year first above written.

                                     ANNEX

                CONDITIONS PRECEDENT TO THE LESSOR'S OBLIGATIONS

1.   The Lessor shall have received each of the following:

     (a) this Agreement and the Schedules, duly executed and delivered by the Lessee;

     (b) the Agreement to Acquire, duly executed and delivered by the parties thereto;

     (c)  the Parent Guarantee, duly executed and delivered by the Parent;

     (d)  the Supplier's Guarantee, duly executed and delivered by the Supplier;

     (e) evidence satisfactory to the Lessor that credit and indemnity insurance in form and substance satisfactory to the Lessor has been effected;

     (f) evidence that the insurances required pursuant to Clause 11 has been effected in form and substance satisfactory to the Lessor;

     (g) a copy, certified as a true copy by a duly authorised officer of the Lessee, the Seller, the Parent or the Supplier, as the case may be, of:

          (i)  the constitutional documents of such company;

          (ii) a board resolution of such company in form and substance satisfactory to the Lessor; and

         (iii) a certificate setting out the names and specimen signatures of persons authorised to sign such documents on behalf of such company;

     (h) a legal opinion from Texan lawyers, Vinson & Elkins, in form and substance satisfactory to the Lessor;

     (i) evidence that all applicable customs, duties and taxes in respect of the sale and purchase of the Equipment have been discharged;

     (j) written consent to the lease financing of the Equipment from Barclays Bank Plc (as agent) pursuant to the terms of the Credit Agreement;

     (k) evidence that the Lessee has pursuant to Clause 10(d) given notice to the holders of any mortgage or floating charge together with an acknowledgement from such mortgagee or chargee that the Equipment will not be subject to the mortgage or charge concerned;

     (l) an invoice issued in favour of the Lessor duly executed by a duly authorised officer of the Seller specifying the total purchase cost of the Equipment and complying with laws and regulations as to VAT and payment instructions issued by the Seller to the Lessor in respect of the same;

     (m) copies of all permissions (including planning permission), consents, authorisation and approvals of any government agency or authority required in connection with the execution, delivery and performance of this Agreement and any Schedules or the importation, ownership or use of the Equipment;

     (n) evidence of the appointment of an agent for the service of process in England by the Supplier pursuant to the Supplier's Guarantee and the Agreement to Acquire.

2. The Equipment shall have been delivered to, and accepted by, the Lessee and the Lessee shall have delivered to the Lessor duly executed Acceptance Certificates for the Equipment.

SIGNED BY                       )
for and on behalf of            )
ING LEASE (UK) LIMITED          )

in the presence of:
(Name):                         )
Signature:                      )
Address:                        )



SIGNED BY                       )
for and on behalf of            )
INDEPENDENT ENERGY              )
UK LIMITED                      )

in the presence of:
(Name):                         )
Signature:                      )
Address:                        )

                            EQUIPMENT SCHEDULE NO.
                          ---------------------------

DATED:  30th October 1997

PARTIES:

1. ING LEASE (UK) LIMITED, Registered No. 2323082, whose registered office is at 107 Cheapside, London EC2V 6HJ ("the Lessor"); and

2. INDEPENDENT ENERGY UK LIMITED, Registered No. 3033406 whose registered office is at 30 Aylesbury Street, London EC1R 0ER ("the Lessee").

TERMS:

1.  LEASE BY THE LESSOR

     The Lessor agrees to let and the Lessee agrees to take on lease the Equipment described in the Annex A hereto on the terms of this Equipment Schedule.

2.  LEASE MASTER AGREEMENT

     This Schedule incorporates the terms set out in the Lease Master Agreement of even date herewith between the Lessor and the Lessee as from time to time varied or amended by agreement between us (the "Master Agreement"). In the event of any conflict between the terms hereof and the terms of the Master Agreement the terms hereof will prevail.

3.   TOTAL PURCHASE COST OF EQUIPMENT
     (Pounds)2,665,500 (exclusive of Value Added Tax)

4.   LEASE PERIOD

     (a)  PRIMARY PERIOD from the Acceptance Date to 31st October 2003.

(b) CONTINUATION PERIODS. On expiry of the Primary Period the letting of the Equipment will (unless terminated in accordance with the Master Agreement) continue for successive Continuation Periods of twelve months each in accordance with the terms of the Master Agreement, the total duration of which shall not exceed the useful economic life of the Equipment.

5.   RENTALS

     (a)  PRIMARY PERIOD

          Rentals during the Primary Period are payable as follows:

          RENTAL PAYMENT DATES             RENTALS
          31st January 1998                140,000.00
          30th April 1998                  380,925.00
          31st July 1998                   189,263.00

          31st October 1998                226,272.00
          31st January 1999                136,272.00
          30th April 1999                  136,272.00
          31st July 1999                   136,272.00
          31st October 1999                136,272.00
          31st January 2000                136,272.00
          30th April 2000                  114,712.00
          31st July 2000                   128,359.75
          31st October 2000                128,359.75
          31st January 2001                128,359.75
          30th April 2001                  128,359.75
          31st July 2001                   128,359.75
          31st October 2001                128,359.75
          31st January 2002                128,359.75
          30th April 2002                  128,359.75
          31st July 2002                   128,359.75
          31st October 2002                128,359.75
          31st January 2003                128,359.75
          30th April 2003                  128,359.75
          31st July 2003                   128,359.75
          31st October 2003                128,359.75

(b)  CONTINUATION PERIODS

     Subject to revision in accordance with the provisions of Clause 8 of the Master Agreement the rental payable in respect of any Continuation Periods shall be equivalent to 0.25% of the total purchase cost of the Equipment set out above and payable annually in advance on the first day of each Continuation Period. Rentals are not returnable in the event of a termination of the letting of the Equipment during the course of a Continuation Period.

(c)  GENERAL

     Each Rental together with VAT is payable by the Lessee to the account of the Lessor with Barclays Bank plc., Cheapside Business Centre, Atlas House, 7-10 King Street, London EC2V 8AU account number 00253456 or to such account as the Lessor may from time to time specify in sterling so that the rental is received by the Lessor in cleared funds on or before the due date for payment.

     The Rentals payable hereunder are subject to adjustment in accordance with the provisions of the Master Agreement.

6.  ACCEPTANCE

     The Lessee hereby warrants that:

     (a)  the Equipment has been delivered to and accepted by the Lessee;

     (b) full and proper information and manuals relating to its use operation and maintenance have been received by the Lessee;

     (c) the Equipment has been insured in accordance with the provisions contained therefor in the Master Agreement;

     (d) the Equipment shall be installed and commissioned in accordance with the manufacturer's specifications.

7.  REBATE OF RENTAL

     In the event of a sale of the Equipment the Lessor shall pay to the Lessee, in accordance with the provisions of the Master Agreement, a rebate of rental equal to 97.5% of the Net Proceeds of Sale.


Signed by                       )
for and on behalf of            )
ING LEASE (UK) LIMITED          )
in the presence of:             )

(Name):                         )
Signature:                      )
Address:                        )



Signed by                       )
for and on behalf of            )
INDEPENDENT ENERGY              )
UK LIMITED                      )
in the presence of:             )

(Name):                         )
Signature:                      )
Address:                        )

                                    ANNEX A

                          DESCRIPTION OF THE EQUIPMENT

Two (2) Stewart & Stevenson Services, Inc. 16 cylinder superior natural gas engine with Baylor 2000kw generator sets with Engine Model Nos. 2416-G and Serial No. 333629 and 333599 respectively and with Generator Model No. G655RST-467 and Serial Nos. ES60RST192-1-B and ES60RST191-1-B respectively together with the parts, components and accessories more particularly described in the attached packing lists dated 25th September 1997.

One (1) Stewart & Stevenson Services, Inc. 16 cylinder superior natural gas engine with Baylor 2000kw generator sets with Engine Model No. 2416-G and Serial No. 333459 and with Generator Model No. G655RST-467 and Serial No. KR60RST115-1-B together with the parts, components and accessories more particularly described in the attached packing lists dated 11th March 1997.

                                    ANNEX B
                                    -------

                            TERMINATION VALUE TABLE
                            -----------------------

For any particular Rental Payment Date the Termination Value in respect of the Equipment shall be the amount set out opposite such date in the column headed "Termination Value".

RENTAL PAYMENT DATE          TERMINATION VALUE
----------------------       ------------------
                                 (Pounds)

31st October 1997                2,665,500
31st January 1998                2,825,606
30th April 1998                  2,747,886
31st July 1998                   2,423,702
31st October 1998                2,287,643
31st January 1999                2,107,660
30th April 1999                  2,017,067
31st July 1999                   1,924,770
31st October 1999                1,830,448
31st January 2000                1,731,258
30th April 2000                  1,633,053
31st July 2000                   1,554,365
31st October 2000                1,459,658
31st January 2001                1,359,289
30th April 2001                  1,259,637
31st July 2001                   1,157,559
31st October 2001                1,053,031
31st January 2002                  944,528
30th April 2002                    835,252
31st July 2002                     722,995
31st October 2002                  608,250
31st January 2003                  494,393
30th April 2003                    376,612
31st July 2003                     253,910
31st October 2003                  128,360